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                           LAKEHEAD PIPE LINE COMPANY,

                               LIMITED PARTNERSHIP



                                     Issuer



                                       and



                            THE CHASE MANHATTAN BANK



                                     Trustee





                          THIRD SUPPLEMENTAL INDENTURE





                          Dated as of November 21, 2000

                           7.9% Senior Notes Due 2012





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

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

ARTICLE I             Relation to Indenture; Definitions................................................1

         Section 1.01          Relation to Indenture....................................................1

         Section 1.02          Definitions and References...............................................1

ARTICLE II            The Series of Securities..........................................................2

         Section 2.01          The Title of the Securities..............................................2

         Section 2.02          Limitation on Aggregate Principal Amount.................................3

         Section 2.03          Stated Maturity..........................................................3

         Section 2.04          Interest and Interest Rates..............................................3

         Section 2.05          Place of Payment.........................................................3

         Section 2.06          Place of Registration or Exchange; Notices and Demands With
                               Respect to the Notes.....................................................3

         Section 2.07          Percentage of Principal Amount...........................................4

         Section 2.08          Global Securities........................................................4

         Section 2.09          Form of Notes............................................................4

         Section 2.10          Securities Registrar.....................................................4

         Section 2.11          Defeasance and Discharge; Covenant Defeasance............................4

         Section 2.12          Optional Redemption......................................................4

         Section 2.13          Sinking Fund Obligations.................................................5

ARTICLE III           Miscellaneous.....................................................................5

         Section 3.01          Certain Trustee Matters..................................................5

         Section 3.02          Continued Effect.........................................................5

         Section 3.03          Governing Law............................................................5

         Section 3.04          Counterparts.............................................................5

     THIRD SUPPLEMENTAL INDENTURE, dated as of November 21, 2000 (herein called the "Third Supplemental Indenture"), between LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership (herein called the "Company"), having its principal office at Lake Superior Place, 21 West Superior Street, Duluth, Minnesota 55802 and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Indenture referred to below (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, dated as of September 15, 1998 (herein called the "Indenture"), providing for the issuance from time to time of one or more series of the Company's unsecured senior debentures, notes or other evidences of indebtedness (herein called the "Securities"); and

     WHEREAS, Section 301 of the Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture; and

     WHEREAS, Section 901(4) of the Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Indenture for the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture; and

     WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of up to $100,000,000, which series shall be designated the 7.9% Senior Notes Due 2012 (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Indenture and this Third Supplemental Indenture has been duly taken; and

     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Third Supplemental Indenture, the valid and binding obligations of the Company and to make this Third Supplemental Indenture a valid and binding agreement in accordance with the Indenture have been done and performed;

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     That in consideration of the premises and the issuance of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Notes, as follows:

                                   ARTICLE I

                       RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01 Relation to Indenture.

     This Third Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02 Definitions and References.

     For all purposes of this Third Supplemental Indenture:

     (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

     (2) "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes;

     (3) "Comparable Treasury Price" means, for any Redemption Date relating to the Notes, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations;

     (4) "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company;

     (5) "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, plus four other dealers selected by the Trustee, or their affiliates that are primary U.S. government securities dealers, and their respective successors;

     (6) "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any Redemption Date relating to the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date;

     (7) "Treasury Rate" means, for any Redemption Date relating to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date;

     (8) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Section of this Third Supplemental Indenture; and

     (9) The term "herein", "hereof", "hereunder" and other words of similar import refer to this Third Supplemental Indenture.

                                   ARTICLE II

                            THE SERIES OF SECURITIES

Section 2.01 The Title of the Securities.

     There shall be a series of Securities designated the 7.9% Senior Notes due 2012 (the "Notes"). The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Third Supplemental Indenture (including the form of Note set forth as Exhibit A hereto).

SECTION 2.02 Limitation on Aggregate Principal Amount.

     The aggregate principal amount of the Notes shall be limited to $100,000,000, provided, however, that the Notes may be reopened, without the consent of Holders of the Notes, for increases in the authorized aggregate principal amount of the Notes and issuances of additional Notes.

SECTION 2.03 Stated Maturity.

     The Stated Maturity of the Notes shall be November 21, 2012.

SECTION 2.04 Interest and Interest Rates.

     The rate of interest on each Note shall be 7.9% per annum, accruing from November 21, 2000 and interest shall be payable, semi-annually in arrears, on May 21 and November 21, of each year (each such date, an "Interest Payment Date"), commencing May 21, 2001 to the Persons in whose names the Notes are registered at the close of business on the immediately preceding May 6 and November 6 respectively, whether or not such day is a Business Day (each such date, a "Regular Record Date"). The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

SECTION 2.05 Place of Payment.

     The Place of Payment where the Notes may be presented or surrendered for payment shall initially be the Corporate Trust Office of the Trustee in the City and State of New York.

SECTION 2.06 Place of Registration or Exchange; Notices and Demands With Respect to the Notes.

     The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall initially be the Corporate Trust Office of the Trustee in the City and State of New York.

SECTION 2.07 Percentage of Principal Amount.

     The Notes shall be issued at 99.824% of their principal amount.

SECTION 2.08 Global Securities.

     The Notes shall initially be issuable in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes. Such Global Securities shall bear the legends set forth in the form of Note attached as Exhibit A hereto.

SECTION 2.09 Form of Notes.

     The Notes shall be substantially in the form attached as Exhibit A hereto. The Notes shall be registered in such names, shall be in such amounts and shall have such other specific terms contemplated in the form of Note attached hereto as Exhibit A, as shall be communicated by the Company to the Trustee in accordance with the administrative procedures, as in effect from time to time, established to provide for the issuance of the Notes.

SECTION 2.10 Securities Registrar.

     The Trustee shall serve as the initial Securities Registrar.

SECTION 2.11 Defeasance and Discharge; Covenant Defeasance.

     Article XIII of the Indenture, including without limitation, Sections 1302 and 1303 thereof, shall apply to the Notes.

SECTION 2.12 Optional Redemption.

     The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at the election of the Company at any time, as a whole or in part, in principal amounts of $1,000 or any integral multiple thereof at any time at a Redemption Price equal to the greater of (a) 100% of the principal amount thereof and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, exclusive of interest accrued to such Redemption Date, discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 37.5 basis points, plus, in each case, accrued interest to such Redemption Date; provided, that installments of interest on Notes that are due and payable on any date on or prior to a Redemption Date shall be payable to the registered Holders of such Notes (or one or more Predecessor Securities), registered as such as of the close of business on the relevant Record Dates. The Redemption Price shall be calculated and certified to the Trustee by the Independent Investment Banker so appointed by it; provided that if the institution so appointed has notified the Trustee in writing at least fifteen days prior to the Redemption Date that it is unwilling or unable to make such calculation, such calculation shall be made by another Independent Investment Banker appointed by the Trustee at the cost and expense of the Company. The Redemption Price included in the notice to the Holders shall state that the Redemption Price as set forth therein has been calculated in accordance with this Section 2.12.

SECTION 2.13 Sinking Fund Obligations.

     The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                                  ARTICLE III

                                  MISCELLANEOUS

SECTION 3.01 Certain Trustee Matters.

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

     The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company.

SECTION 3.02 Continued Effect.

     Except as expressly supplemented and amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03 Governing Law.

     This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04 Counterparts.

     This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                    LAKEHEAD PIPE LINE COMPANY,
                                    LIMITED PARTNERSHIP

                                    By:  Lakehead Pipe Line Company, Inc.
                                             Its General Partner


                                    By:
                                           ------------------------------------
                                    Name:
                                    Title:

                                    Attest:
                                           ------------------------------------
                                    Name:
                                    Title:



                                    THE CHASE MANHATTAN BANK,
                                        as Trustee


                                    By:
                                           ------------------------------------
                                    Name:
                                    Title:  Authorized Officer


                                    Attest:
                                           ------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

     [If the Note is a Global Security, insert - THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP

                           7.9% SENIOR NOTES DUE 2012

NO.                                                            U.S.$___________
CUSIP No.

     LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of $_____________ United States Dollars on November 21, 2012, and to pay interest thereon from November 21, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 21 and November 21 in each year, commencing May 21, 2001, at the rate of 7.9% per annum, until the principal hereof is paid or made available for payment, and at a rate of 7.9% per annum on any overdue principal or Redemption Price, as applicable, and on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of

Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 6 or November 6 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

     [If the Note is a Global Security, insert - Payment of the principal or Redemption Price (as applicable) of and interest on this Note will be made by transfer of immediately available funds to a bank account in the City and State of New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

     [If the Note is a Definitive Security, insert - Payment of the principal or Redemption Price (as applicable) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City and State of New York or at such other offices or agencies as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or subject to any laws or regulations applicable thereto, at the option of the Company, by United States Dollar check drawn on, or transfer to a United States Dollar account maintained by the payee with, a bank in the City and State of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable payment date); provided, however, that payment at maturity will only be made against presentation and surrender of this Note; and provided, further, that any Holder of this Note who is the Holder of at least $1.0 million aggregate principal amount of Notes may request to have any payment of interest on this Note be made by transfer to a United States Dollar account maintained by the payee with a bank in the United States (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).]

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
       ----------------------
                                     LAKEHEAD PIPE LINE COMPANY,
                                        LIMITED PARTNERSHIP

                                     By:   Lakehead Pipe Line Company, Inc.,
                                                Its General Partner


                                     By:
                                           -----------------------------------
                                     Name:
                                     Title:


                     TRUSTEE'S CERTIFICATE AND AUTHORIZATION

         This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                                     THE CHASE MANHATTAN BANK,
                                        As Trustee


                                     By:
                                           -----------------------------------
                                                   Authorized Officer

                            [FORM OF REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Securities of the Company (the "Notes"), issued and to be issued in one or more series under an Indenture dated as of September 15, 1998 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, a different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of Securities designated on the face hereof limited in aggregate principal amount to U.S. $100,000,000; provided, however, that the Notes may be reopened, without the consent of Holders of the Notes, for increases in the authorized aggregate principal amount of the Notes and issuances of additional Notes.

     The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at the election of the Company at any time, as a whole or in part, in principal amounts of $1,000 or any integral multiple thereof at any time at a Redemption Price equal to the greater of (a) 100% of the principal amount thereof and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, exclusive of interest accrued to such Redemption Date, discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 37.5 basis points, plus, in each case, accrued interest to such Redemption Date; provided, that installments of interest on Notes that are due and payable on any date on or prior to a Redemption Date shall be payable to the registered Holders of such Notes (or one or more Predecessor Securities), registered as such as of the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

     "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes;

     "Comparable Treasury Price" means, for any Redemption Date relating to the Notes, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations;

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company;

     "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, plus four other dealers selected by the Trustee, or their affiliates that are primary U.S. government securities dealers, and their respective successors;

     "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any Redemption Date relating to the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date; and

     "Treasury Rate" means, for any Redemption Date relating to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

     All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Section of this Third Supplemental Indenture.

     The term "herein", "hereof", "hereunder" and other words of similar import refer to this Third Supplemental Indenture.

     In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Notes then Outstanding to waive past defaults under the Indenture with respect to the Notes and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal, premium, if any, or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed.

     [If the Note is a Global Security, insert - This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

     The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

     [If the Note is a Definitive Security, insert - As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the City and State of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

     The Notes are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are transferable and exchangeable at the office of the Registrar and any co-registrar for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar government charge payable in connection with certain transfers and exchanges.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Obligations of the Company under the Indenture and the Securities thereunder, including this Note, are non-recourse to Lakehead Pipe Line Company, Inc. (the "General Partner") and Lakehead Pipe Line Partners, L.P. ("Lakehead") and their respective Affiliates (other than the Company), and payable only out of cash flow and assets of the Company. The Trustee, and each Holder of a Note by its acceptance hereof, will be deemed to have agreed in the Indenture that
(1) neither the General Partner nor its assets nor Lakehead nor its assets (nor any of their respective Affiliates other than the Company, nor their respective assets) shall be liable for any of


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

the obligations of the Company under the Indenture or such Securities, including this Note, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Company, the Trustee, the General Partner, Lakehead or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Company under the Indenture or such Securities by reason of his, her or its status. Notwithstanding the foregoing, nothing in this paragraph shall be construed to modify or supersede any obligation of Lakehead or the General Partner to restore any negative balance in their respective capital accounts (maintained by the Company pursuant to the Company's Amended and Restated Agreement of Limited Partnership) upon liquidation of their respective interests in the Company.

     The Indenture contains provisions that relieve the Company from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Company with certain conditions set forth in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     All term used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     [If the Note is a Definitive Security, insert as a separate page -

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________ (Please Print or Typewrite Name and Address of Assignee) the within instrument of LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:




Dated:                           (Signature)
      -----------------------                -----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]



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